 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2008

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On Wednesday, February 13, 2008, the Company held its annual meeting of shareholders.  Seven directors were elected for one-year terms:  Bruce Galloway, John W. Chiste, Fred Hamilton, and Louis Lipschitz were elected as independent directors, Jerome E. Ball (Chairman) and Michael M. Schiffman were elected as non-executive directors, and Douglas W. Sabra (Principal Executive Officer) was elected as an executive director.  In addition, the appointment of Kaufman, Rossin & Co., P.A. as the Company's independent registered public accounting firm was ratified by shareholders.

ITEM 1.01 ENTRY INTO MATERIAL CONTRACT; 8.01 OTHER EVENTS

On Wednesday, February 13, 2008, the Compensation Committee of the Company’s Board of Directors voted to approve a grant of options to purchase 10,000 shares of common stock to each of the Company’s four Independent Directors, Messrs. Chiste, Galloway, Hamilton, and Lipschitz, and to non-executive directors Ball and Schiffman, or 60,000 shares in the aggregate, under the Company's 2007 Equity Incentive Plan.  These grants have a grant date of February 15, 2008, and vest one year from the grant date, or February 15, 2009.  The option exercise price will be equal to the closing bid price of the Company’s common stock on the Nasdaq SmallCap Market on the grant date.  These grants were approved by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Douglas W. Sabra
_______________________________________
Name Douglas W. Sabra
Title: Chief Executive Officer
Dated: February 15, 2008